Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 16, 2010 included in United States Gasoline Fund, LP Form 10-K, relating to the financial statements of  United States Gasoline Fund, LP as of and for the periods ended December 31, 2009 and 2008, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
July 16, 2010